UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 06, 2026

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place Suite 1000
Milwaukee, Wisconsin		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 414 760-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2026 Annual Meeting of Shareholders of The Manitowoc Company, Inc. (the “Company”) on May 5, 2026 (the “2026 Annual Meeting”), the Company’s shareholders approved The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan as Amended and Restated (the “Amended and Restated Omnibus Plan”), including the grant of contingent equity awards to the Company’s named executive officers as disclosed under the heading “New Plan Benefits” in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2026 (the “2026 Proxy Statement”). Additional information regarding the results of the 2026 Annual Meeting is set forth below under Item 5.07 of this Current Report on Form 8-K.

The purpose of the Amended and Restated Omnibus Plan was to authorize the Company to issue up to 1,800,000 additional shares of the Company’s common stock pursuant to awards under the Amended and Restated Omnibus Plan.

Following the approval of the Amended and Restated Omnibus Plan by the Company’s shareholders at the 2026 Annual Meeting, the Amended and Restated Omnibus Plan provides the Company with the authority to issue a total of 3,600,000 shares of the Company’s common stock. The Amended and Restated Omnibus Plan authorizes grants of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards to officers, other employees, directors, consultants and advisors of the Company and its affiliates. Up to 3,600,000 shares of the Company’s common stock may be issued pursuant to the exercise of incentive stock options. The Board or the administrator of the Amended and Restated Omnibus Plan may terminate the Amended and Restated Omnibus Plan at any time. No award may be granted under the Amended and Restated Omnibus Plan after the tenth anniversary of the approval of the Amended and Restated Omnibus Plan by the shareholders at the 2026 Annual Meeting.

The Amended and Restated Omnibus Plan is described in detail in the Company’s 2026 Proxy Statement. In addition, the Amended and Restated Omnibus Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Amended and Restated Omnibus Plan set forth above is qualified in its entirety by reference to such materials.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2026 Annual Meeting on May 5, 2026, the Company’s shareholders voted on: (i) the election of nine directors; (ii) the approval of the Amended and Restated Omnibus Plan; (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and (iv) an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s 2026 Proxy Statement.

The nominees named below were elected as directors at the 2026 Annual Meeting, each to serve a one-year term expiring at the Company’s Annual Meeting of Shareholders to be held in 2027 and until their respective successors are duly elected and qualified, by the indicated votes:

Name of Nominee	For	Withheld	Broker Non-Votes
Anne E. Bélec	22,539,622	538,996	5,553,880
Amy R. Davis	22,576,335	502,283	5,553,880
Ryan M. Gwillim	22,521,451	557,167	5,553,880
Kenneth W. Krueger	20,545,782	2,532,836	5,553,880
Robert W. Malone	22,523,108	555,510	5,553,880
C. David Myers	22,408,877	669,741	5,553,880
Aaron H. Ravenscroft	22,534,813	543,805	5,553,880
Mark B. Rourke	22,577,878	500,740	5,553,880
Randy A. Wood	22,584,938	493,680	5,553,880

The Amended and Restated Omnibus Plan was approved by the indicated votes:

For	Against	Abstentions	Broker Non-Votes
21,589,179	1,297,612	191,827	5,553,880

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified by the indicated votes:

For	Against	Abstentions	Broker Non-Votes
28,463,811	114,706	53,981	0

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the 2026 Proxy Statement, was approved by the indicated votes:

For	Against	Abstentions	Broker Non-Votes
22,115,778	872,325	90,515	5,553,880

Further information concerning the matters voted upon at the 2026 Annual Meeting is contained in the 2026 Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan as Amended and Restated effective as of May 5, 2026 (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 20, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date:	May 6, 2026	By:	/s/ Jennifer L. Peterson
Jennifer L. Peterson Executive Vice President, Chief Legal and People Officer and Secretary